UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): August 9, 2021

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2021, Tracy D. Jackson resigned from her position as Executive Vice President and Chief Financial Officer and principal accounting officer of CVR Energy, Inc. (the “Company”) and the general partner of CVR Partners, LP (the “Partnership”), effective immediately. Ms. Jackson’s resignation was not the result of a disagreement relating to accounting, internal accounting controls or auditing matters for the Company or the Partnership.

Also on August 9, 2021, the board of directors of the Company and the board of directors of the general partner of the Partnership appointed Dane J. Neumann, 37, to serve as Interim Chief Financial Officer of the Company and the general partner of the Partnership, in addition to his current role as Vice President – Finance & Treasurer, and appointed Jeffrey D. Conaway, 46, to serve as Vice President, Chief Accounting Officer and Corporate Controller of the Company and the general partner of the Partnership, each effective as of August 9, 2021. Mr. Neumann will hold the duties of principal financial officer and Mr. Conaway will hold the duties of principal accounting officer for each of the Company and the Partnership.

Mr. Neumann has served as Vice President – Finance & Treasurer of the Company since June 2020 and in various other roles within the Company’s finance organization since June 2018, including Director of Projects & Controls. Previously, Mr. Neumann served in various roles of increasing responsibility for Andeavor and its affiliates (each formerly publicly traded refining and marketing entities) from March 2011 until June 2018, including as Director of Commercial Business Planning and Analytics from June 2017 until June 2018; Director of Financial Planning and Analysis for Western Refining (“WNR”) from 2017 until its acquisition by Andeavor (then Tesoro Corp.) in June 2017; and Corporate Finance Manager for the general partner of Northern Tier Energy, LP from 2012 until its acquisition by WNR in June 2016. Mr. Neumann obtained a Bachelor of Science in Finance and Political Science and a Master of Business Administration from the University of Minnesota and is a Certified Public Accountant.

Mr. Conaway previously served as Director – Commercial & Operations Accounting for CVR Services, LLC, a wholly owned subsidiary of the Company since August 2020. Previously, Mr. Conaway served as Assistant Controller of Patterson-UTI Energy, Inc., an oilfield services company, since February 2019 and in various roles of increasing responsibility at CITGO Petroleum Corporation since August 2010, including Senior Advisor from November 2017 to February 2019 and Assistant Controller – Manufacturing & Operations Accounting from July 2014 until November 2017. Mr. Conaway obtained a Bachelor of Business Administration with concentration in Accounting and a Master of Business Administration from Angelo State University and is a Certified Public Accountant.

No new compensatory arrangements have been entered into with Mr. Neumann. In connection with the offer letter entered into with Mr. Conaway dated August 9, 2021, Mr. Conaway will receive a base annual salary of $290,000. In addition, Mr. Conaway will be eligible to receive (i) a bonus under the Company’s performance-based bonus plan at a target of 60% of his respective base salary, subject to the terms of the performance-based bonus plan; and (ii) annual incentive awards under the Company’s Long Term Incentive Plan dated as of December 26, 2013 equal to 60% of his respective base salary, which awards are generally made in December of each year. Each incentive unit that may be granted represents the right to receive, upon vesting, a cash payment equal to the average fair market value of one share of the Company’s common stock in accordance with the award agreement, plus the per share cash value of all dividends declared and paid by the Company from the grant date up to and including the vesting date. In addition, Mr. Conaway will be entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of the Company as in effect from time to time on the same basis as other senior executives of the Company.

There are no other arrangements or understandings with Mssrs. Neumann or Conaway pursuant to which they were appointed to these roles. There are no family relationships between either of Mssrs. Neumann or Conaway and any director or executive officer of the Company or the general partner of the Partnership and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2021

CVR Energy, Inc.

By:	/s/ Melissa M. Buhrig
Melissa M. Buhrig
Executive Vice President, General Counsel and Secretary